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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 6, 1999


                                  MINNTECH CORPORATION
--------------------------------------------------------------------------------
                 (Exact name of registrant as specified in its charter)


       MINNESOTA                         0-11278                41-1229121
---------------------------     ------------------------    -------------------
(State of Incorporation)          (Commission File No.)      (I.R.S. Employer
                                                            Identification No.)


               14605 28TH AVENUE NORTH
                MINNEAPOLIS, MINNESOTA                               55447
----------------------------------------------------------      ---------------
       (Address of principal executive offices)                   (Zip Code)



                                 (612) 553-3300
                 ---------------------------------------------
                         (Registrant's telephone number)


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Item 2.           DISPOSITION OF ASSETS.

         On October 6, 1999, Minntech Corporation completed the sale of all assets and rights dedicated to its BIOCOR-TM- oxygenator and EnGUARD-TM-cardioplegia system to LifeStream International, Inc. At closing, Minntech received approximately $2.2 million in cash. The remaining cash payments of approximately $5.0 million will be payable by LifeStream over the next two years upon the satisfaction of certain conditions. Minntech also received a warrant to purchase a number of shares of common stock constituting approximately five percent of the outstanding shares of common stock of LifeStream and a number of shares of preferred stock constituting approximately 16 percent of the outstanding shares of preferred stock of LifeStream.

         The foregoing description of the asset sale is not complete and is qualified by reference to the asset purchase agreement, which is filed as an exhibit to, and incorporated by reference into, this Report.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  2. Asset Purchase Agreement dated as of October 6, 1999 by and between Minntech Corporation and LifeStream International, Inc. Minntech hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                MINNTECH CORPORATION


Date:  October 21, 1999         By: /s/ Barbara A. Wrigley
                                   --------------------------------------------
                                Its:  Executive Vice President, General Counsel
                                     ------------------------------------------
                                      and Secretary
                                     ------------------------------------------

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